                                                                   Exhibit 10.94


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                       CORUM CAROL STREAM ASSOCIATES, LLC
                                  AS LANDLORD,

                                       AND


                          UNITED STATIONERS SUPPLY CO.,
                                    AS TENANT



                             -----------------------

                                 LEASE AGREEMENT

                             -----------------------



                               810 KIMBERLY DRIVE

                             CAROL STREAM, ILLINOIS


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



                                TABLE OF CONTENTS


ARTICLE                                                                                                        PAGE
-------                                                                                                        ----

1        REFERENCE DATA AND DEFINITIONS...........................................................................1

2        DEMISE AND TERM..........................................................................................3
         2.1      Demise..........................................................................................3
         2.2      Term............................................................................................3
         2.3      Early Access to Bulk Storage Space..............................................................3
         2.4      Early Access to Warehouse Portion of the Building...............................................4
         2.5      Extension Options...............................................................................4

3        FIXED RENT...............................................................................................4
         3.1      Fixed Rent......................................................................................4
         3.2      Management Fee..................................................................................4
         3.3      Additional Rent.................................................................................5
         3.4      Past Due Rent...................................................................................5
         3.5      Net Lease.......................................................................................5

4        TAXES AND PARK FEES......................................................................................5
         4.1      Payment of Taxes and Park Fees..................................................................5

5        COMPLETION AND OCCUPANCY OF THE BUILDING.................................................................6
         5.1      Completion of the Building......................................................................6
         5.2      Occupancy of Building...........................................................................6
         5.3      Allowances......................................................................................7

6        CONDUCT OF BUSINESS BY TENANT............................................................................7
         6.1      Use of the Building.............................................................................7
         6.2      Compliance with Laws and Requirements of Public Authorities.....................................7

7        ALTERATIONS AND MECHANICS' LIENS.........................................................................8
         7.1      Alterations.....................................................................................8
         7.2      Mechanics' Liens................................................................................8

8        UTILITIES................................................................................................9

9        MAINTENANCE AND REPAIR...................................................................................9
         9.1      Tenant Obligations..............................................................................9
         9.2      Landlord Obligations............................................................................9

10       INSURANCE AND INDEMNITY.................................................................................10
         10.1     Required Insurance.............................................................................10
         10.2     Reimbursement of Landlord's Insurance Premiums.................................................11
         10.3     Indemnity and Non-Liability. ..................................................................11
         10.4     Waiver of Subrogation..........................................................................12

11       DAMAGE BY CASUALTY......................................................................................12
         11.1     Notice.........................................................................................12
         11.2      Restoration of Improvements...................................................................12

12       EMINENT DOMAIN..........................................................................................13
         12.1     Taking of the Building.........................................................................13
         12.2     Partial or Temporary Taking of Building........................................................13
         12.3     Surrender......................................................................................13
         12.4     Rent Adjustment for Partial Taking of the Building.............................................13
         12.5     Awards.........................................................................................13

13       RIGHTS RESERVED TO LANDLORD.............................................................................14



14       ASSIGNMENT AND SUBLETTING...............................................................................14
         14.1     Consent Required...............................................................................14

15       DEFAULT.................................................................................................15
         15.1     Default........................................................................................15
         15.2     Right of Re-Entry..............................................................................15
         15.3     Termination of Right to Possession.............................................................15
         15.4     Termination of Lease...........................................................................16
         15.5     Other Remedies.................................................................................16
         15.6     Bankruptcy.....................................................................................16
         15.7     Waiver of Trial by Jury........................................................................16
         15.8     Venue..........................................................................................16

16       SURRENDER...............................................................................................16
         16.1     Possession.....................................................................................16
         16.2     Merger.........................................................................................16

17       HOLDING OVER............................................................................................17
         17.1     Holding Over...................................................................................17

18       ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT.........................................................17
         18.1     Estoppel Certificate...........................................................................17
         18.2     Subordination..................................................................................17
         18.3     Attornment.....................................................................................17
         18.4     Mortgages......................................................................................17
         18.5     Non-Disturbance Agreement......................................................................17

19       QUIET ENJOYMENT.........................................................................................18
         19.1     Quiet Enjoyment................................................................................18

20       NOTICES.................................................................................................18
         20.1     Notices........................................................................................18

21       MISCELLANEOUS PROVISIONS................................................................................18
         21.1     Time...........................................................................................18
         21.2     Applicable Law and Construction................................................................18
         21.3     Parties Bound..................................................................................18
         21.4     No Representations by Landlord.................................................................18
         21.5     Brokers........................................................................................19
         21.6     Severability...................................................................................19
         21.7     Force Majeure..................................................................................19
         21.8     Definition of Landlord.........................................................................19
         21.9     No Option......................................................................................19
         21.10    Exculpatory Clause.............................................................................19
         21.11    No Recording...................................................................................19
         21.12    ERISA..........................................................................................19
         21.13    Consequential Damages..........................................................................20

22       OPTION TO EXTEND........................................................................................20
         22.1     Option to Extend...............................................................................20
         22.2     Fair Market Rent...............................................................................20
         22.3     Dispute of Fair Market Rent....................................................................20
         22.4     Arbitration of Fair Market Rent................................................................20

EXHIBIT A         Legal Description
EXHIBIT B         Plan of Bulk Storage Space
EXHIBIT C         Landlord's Work


                                      LEASE

         This Lease is made between Landlord and Tenant named in Article l as of the date set forth therein. Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

                                    ARTICLE 1

                         REFERENCE DATA AND DEFINITIONS

         The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease:


DATE OF EXECUTION OF THIS           October       , 1998
LEASE:

LANDLORD:                           Corum Carol Stream Associates, LLC, a
                                    Colorado limited liability company

MANAGING AGENT:                     Corum Real Estate Group

LANDLORD'S MANAGING AGENT'S         One DTC
ADDRESS:                            5251 DTC Parkway
                                    Englewood, CO 80111
                                    Attn: Mike Komppa

TENANT: United Stationers Supply Co., an Illinois corporation

TENANT'S ADDRESS:                   FOR NOTICE

                                    2200 E. Golf Road
                                    Des Plaines, Illinois 60016-1267
                                    Attn: President

                                    FOR BILLING

                                    2200 E. Golf Road
                                    Des Plaines, Illinois 60016-1267
                                    Attn: Legal Dept.

BUILDING:                           The building and all other improvements,
                                    including sidewalks, parking areas and
                                    landscaped areas, located on that certain parcel of real estate legally described on Exhibit A attached hereto and commonly known as 810 Kimberly Drive, Carol Stream,
                                    Illinois

SCHEDULED COMMENCEMENT DATE:        January 15, 1999

SCHEDULED EXPIRATION DATE           March 14, 2009
TERM:

EXTENSION TERMS:                    two (2) extension terms of five (5) years
                                    each

BROKERS:                           Colliers, Bennett & Kahnweiler, Inc., and
                                   Grubb & Ellis

FIXED RENT:

___________________________________________________________________________

        PERIOD                       ANNUAL FIXED RENT   MONTHLY FIXED RENT
___________________________________________________________________________
From the Commencement                $           0       $           0
Date to the date that is sixty
(60) days after the
Commencement Date
___________________________________________________________________________

From the date that is sixty-         $1,295,600.04       $  107,966.67
one (61) days after the
Commencement Date (the
"Rent Commencement Date")
to the day before the fifth
(5th) anniversary of the Rent
Commencement Date
___________________________________________________________________________

From the fifth (5th)                 $1,430,079.96       $  119,173.33
anniversary of the Rent
Commencement Date to the
Expiration Date
___________________________________________________________________________


                                    ARTICLE 2

                                 DEMISE AND TERM

         2.1 DEMISE. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Building, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

         2.2 TERM.

                  (a) The Term and Tenant's obligation to pay Rent shall commence on the earlier to occur of (the "Commencement Date") (i) the date Landlord obtains a certificate of occupancy from the applicable municipal authority sufficient to permit Tenant to occupy the Building for the uses permitted under Section 6.1 below, or (ii) the date on which Tenant or anyone claiming by, under or through Tenant shall first occupy any portion of the Building for any purpose, including installation of equipment (other than early occupancy pursuant to Sections 2.3 and 2.4 below), or (iii) the later of (A) the date determined in accordance with the second sentence of Section 5.1 below and (B) December 1, 1998; and shall end, unless sooner terminated as herein provided or pursuant to law, at the close of business on the Scheduled Expiration Date. If for any reason, other than by reason of any event described in the second sentence of Section 5.1, the Building is not substantially completed and/or available for occupancy by the Scheduled Commencement Date, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall the same make this Lease void or voidable, but the expiration date shall be extended to a date which shall allow the term of this Lease to be a complete Term (the later of the Scheduled Expiration Date or the date determined pursuant to this sentence being the "Expiration Date").

                  (b) Following the Commencement Date, the parties shall execute a supplemental agreement to become a part hereof setting forth the Commencement Date and Expiration Date of the Term, as determined under the provisions of this Article 2. The parties' failure to execute such supplemental agreement shall in no way affect Tenant's obligation to perform under this Lease.

         2.3 EARLY ACCESS TO BULK STORAGE SPACE. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted access prior to the Commencement Date to approximately 100,000 square feet of the Building as depicted on Exhibit B attached hereto (the "Bulk Storage Space") on or before November 15, 1998. Landlord shall arrange for obtaining all necessary approvals for such access by Tenant. Tenant acknowledges, however, that Landlord will not have completed its construction of the Building as of such early occupancy date and that Tenant will be accepting the Bulk Storage Space in its "as is" condition, except, however, that the Bulk Storage Space shall be demised with a snow fence and will include restrooms and 12 foot to 15 foot candle lighting. Such acceptance of the Bulk Storage Space in its "as is" condition as of the date of delivery shall not be deemed or construed, however, to be a waiver by Tenant of Landlord's obligation to complete the balance of Landlord's Work or a waiver or release of the general contractor, subcontractors or design professionals under any warranties provided by any such parties. In connection with such early occupancy, Tenant agrees to not interfere with Landlord's completion of the balance of the Building. Such early occupancy of the Bulk Storage Space shall be subject to all of the terms and conditions of this Lease, except, however, Tenant shall not be obligated to pay Fixed Rent during such period of early occupancy. Without limiting the generality of the foregoing, from and after the date of such early occupancy, Tenant shall be obligated to provide the insurance required hereunder, be obligated to pay a proportionate share of Landlord's insurance for the Building, be obligated to pay a proportionate share of Taxes and be obligated to pay its proportionate share of utilities for the Building. As used in this Section 2.3, Tenant's proportionate share shall mean 30.488% (which is 100,000 divided by 328,000).

         2.4 EARLY ACCESS TO WAREHOUSE PORTION OF THE BUILDING. Notwithstanding anything contained herein to the contrary, Tenant shall be permitted access prior to the Commencement Date to the balance of the warehouse portion of the Building (i.e., excluding the office space), on or before January 15, 1999. Landlord shall arrange for obtaining all necessary approvals for such access by Tenant. Tenant acknowledges, however, that Landlord will not have completed its construction of the Building as of such early occupancy date and that Tenant will be accepting the warehouse portion of the Building in its "as is" condition. Such acceptance of the warehouse portion of the Building in its "as is" condition as of the date of delivery shall not be deemed or construed, however, to be a waiver by Tenant of Landlord's obligation to complete the balance of Landlord's Work or a waiver or release of the general contractor, subcontractors or design professionals under any warranties provided by any such parties. In connection with such early occupancy, Tenant agrees not to interfere with Landlord's completion of the balance of the Building. Such early occupancy of the warehouse space shall be subject to all the terms and conditions of this Lease, except, however, Tenant shall not be obligated to pay Fixed Rent during such period of early occupancy. Without limiting the generality of the foregoing, from and after the date of such early occupancy, Tenant shall be obligated to provide the insurance required hereunder, be obligated to reimburse Landlord for its insurance for the Building, be obligated to pay Taxes and be obligated to pay utilities for the Building.

         2.5 EXTENSION OPTIONS. As more fully provided under Article 21 below, Tenant shall have the options to extend described under Article 1 above.

                                    ARTICLE 3

                                   FIXED RENT

         3.1 FIXED RENT. Tenant shall pay to Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, the Fixed Rent set forth in Article 1. Fixed Rent shall be due and payable in monthly installments each equal to the Monthly Fixed Rent set forth in Article 1, in advance on the first day of each and every calendar month during the Term. If the Commencement Date shall be a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date, an amount equal to the applicable Monthly Fixed Rent multiplied by a fraction the numerator of which shall be the number of days remaining in the month, including and after the Commencement Date, and the denominator of which shall be the number of days in the month. Tenant shall pay to Landlord upon execution of this Lease an amount equal to the first Monthly Fixed Rent, which amount shall be held by Landlord without interest and applied to the first Monthly Fixed Rent obligation of Tenant.

         3.2 MANAGEMENT FEE. Tenant shall pay to Landlord, without prior demand therefor, and without any deductions or set off whatsoever, a management fee for a twelve (12) month period commencing on the Commencement Date in an amount equal to $30,847.68 payable in twelve (12) equal monthly installments of $2,570.64 each. Said management fee shall be payable on the first day of each of the first twelve (12) calendar months following the Commencement Date. After said initial twelve (12) month period, Tenant shall have no further obligation to pay said management fee.

         3.3 ADDITIONAL RENT. Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, shall be designated as "Additional Rent" and shall be payable within thirty (30) days after receipt by Tenant of written notice that payment is due, unless otherwise provided in this Lease. Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent. As used in this Lease, the term "Rent" shall mean the Fixed Rent and Additional Rent.

         3.4      PAST DUE RENT.

                  (a) If Tenant shall fail to pay any installment of Rent before the tenth (10th) day after such Rent is due and payable, Tenant shall pay a charge (the "Late Charge") which shall be 5% of the amount of such unpaid installment of Rent; provided, however, that such Late Charge shall not be imposed upon Tenant for the first (1st) time that Tenant fails to pay any installment of Rent in any consecutive twelve
         (12) month period.

                  (b) Any amount due from Tenant to Landlord which is not paid on or before the fifth (5th) day after such Rent is due and payable shall bear interest at the lesser of twelve percent (12%) or the maximum rate of interest permitted by law (the "Default Rate") from the date such payment is due, after the expiration of any applicable grace period, until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         3.5 NET LEASE. This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Fixed Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expense relating to the Building and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Building which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense.

                                    ARTICLE 4

                               TAXES AND PARK FEES

         4.1 PAYMENT OF TAXES AND PARK FEES. Throughout the Term, Landlord shall forward copies of all bills for Taxes (as hereinafter defined) to Tenant and Tenant shall pay all Taxes directly to the applicable taxing authority prior to the due date and shall simultaneously send evidence of such payment to Landlord. To the extent any bill for Taxes applies to a period falling within the Term hereof and also a period either before or after the Term hereof, Tenant shall only be responsible for the portion of the bill related to Taxes applicable to the Term hereof and, accordingly, such bill shall be appropriately prorated between Landlord and Tenant. In addition to payment of Taxes, Tenant shall pay prior to delinquency any and all payments due and payable under that certain Declaration of Covenants, Conditions, Restrictions and Easements for Carol Point Business Center dated October 5, 1990, recorded with the DuPage County Recorder on October 11, 1990 as Document No. R90-136841, as amended or modified. In the event Tenant fails to timely pay Taxes or Park fees as provided hereunder, in addition to any other rights or remedies available to Landlord, Landlord may, at its option, pay such Taxes or park fees, in which event Tenant shall promptly reimburse Landlord for such payment with interest thereon at the Default Rate from the date paid until the date reimbursed by Tenant.

         Alternatively, and notwithstanding the foregoing or any provision of the Lease to the contrary, Tenant shall have the right, before delinquency occurs, of contesting, objecting to or opposing the legality or validity of any such Taxes attributable to the Building; provided that prompt notice of such contest, object or opposition shall be given to Landlord by Tenant at least twenty (20) days before any delinquency; and provided, further, that such contest, objection or opposition shall not be carried on or maintained after the aforementioned time limit for the payment of said objections unless Tenant shall have duly paid the amount involved under protest or shall have procured and maintained a stay of all proceedings to enforce any collection thereof and shall also have provided for payment thereof, togther with all penalties, interest, costs and expenses, by a deposit of sufficient sum of money or by a good and sufficient undertaking as may be required or permitted by law to accomplish such a stay. In the event of any such contest, objection or opposition, Tenant agrees to pay and discharge any unpaid amounts finally determined to be due within thirty (30) days after the final determination thereof or within such later grace period as may be allowed by law. Notwithstanding the foregoing, if Tenant does not undertake to contest Taxes as provided above within fifteen (15) days after written notice from Landlord, Landlord shall also retain the right to contest Taxes.

         4.2 DEFINITION OF TAXES. Taxes shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all reasonable costs and expenses of protesting in good faith any such taxes, assessments or fees. To the extent assessments are permitted by law to be paid in installments, such assessments shall only be required to be paid in the maximum number of installments permitted by applicable law and, accordingly, Tenant shall only be responsible for the payment of such assessments applicable to the Term hereof. Notwithstanding anything to the contrary contained in this paragraph, Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other AD VALOREM taxes, such tax shall constitute and be included in Taxes. Additionally, the term "Taxes" shall not include any tax on Landlord's "right" to rent or "right" to other income from the Building or against Landlord's business of leasing the Building, imposed by any taxing authority or other authority with the power to tax, except and only to the extent such tax fee (i) is levied and assessed in lieu of a traditional ad valorem property tax, (ii) applies to the Building and (iii) is applicable to all owners of industrial properties (and not only to residents or other types of properties) in the Carol Stream, Illinois, area. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed or become a lien during such year rather than Taxes which are due for payment or paid during such year. For example, if the Commencement Date occurs on January 1, 1999, Tenant shall be responsible for the 1999 Taxes payable in 2000. Accordingly, Tenant's obligation to pay Taxes for the Building shall survive the expiration or earlier termination of this Lease.


                                    ARTICLE 5

                    COMPLETION AND OCCUPANCY OF THE BUILDING

         5.1 COMPLETION OF THE BUILDING. Landlord shall complete the work described on Exhibit C attached hereto ("Landlord's Work"). In the event Landlord is delayed in completing Landlord's Work by any delay, interference or hindrance (which shall include, without being limited to, any delays in the submission by Tenant of completed and approved (by Landlord) plans and specifications in respect of Landlord's Work), directly or indirectly, of such work by Tenant, Tenant's contractors or any of their employees or agents or Tenant's requirements with respect thereto, then the Commencement Date shall be deemed to have occurred, notwithstanding that

Landlord's Work is not completed, as of the date that Landlord's Work would have been completed notwithstanding such delays .

         5.2 OCCUPANCY OF BUILDING. The occupancy of the Building or any part thereof for business by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that (a) Tenant accepts possession of the Building, or applicable portion thereof; (b) the Building, or applicable portion thereof, as the case may be, was in good and satisfactory condition, subject to latent defects; and (c) Landlord's Work, if any, was satisfactorily completed at the time such occupancy was so taken, subject to punchlist items, if any, indicated on a list delivered by Tenant to Landlord and agreed to by Landlord on or before the date Tenant takes occupancy of the Building, or applicable portion thereof, as the case may be.

         5.3 ALLOWANCES. Landlord's Work includes an allowance of $60,000 for completion of the fire protection system for the Building, $577,500 for completion of the office portion of the Building and an allowance of $15,000 for completion of Tenant's identification signage as more fully described on Exhibit C attached hereto. In the event the cost and expenses of construction of the fire protection system, the office portion of the Building or the signage exceeds the applicable allowance, Tenant shall be responsible for reimbursing Landlord, promptly upon receipt of invoice for same from Landlord, the amount of any such overage. In the event the costs and expenses of construction of the fire protection system, the office portion of the Building or the signage is less than the applicable allowance, Tenant shall be entitled to a credit against Fixed Rent next becoming due for any such unused portion of the allowance.

                                    ARTICLE 6

                          CONDUCT OF BUSINESS BY TENANT

         6.1 USE OF THE BUILDING. Tenant shall use the Building during the Term solely for the storage, assembly and distribution of business products, and/or related general office purposes, and for no other purpose.

         6.2      COMPLIANCE WITH LAWS AND REQUIREMENTS OF PUBLIC AUTHORITIES.

                  (a) At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority affecting the Building or any regulation of the board of fire underwriters having jurisdiction over the Building ("Applicable Law"), and, at its sole cost and expense, shall comply with all Applicable Laws, including any violation, order or duty imposed upon Landlord or Tenant, arising from or relating to (1) Tenant's use of the Building; (2) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (3) any cause or condition created by or at the insistence of Tenant; or (4) breach of any of Tenant's obligations hereunder.

                  (b) Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Building, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance, if any, maintained by Landlord with respect to the Building.

                  (c) Tenant shall not use, maintain or allow the use or maintenance of the Building or any part thereof to treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) nor shall Tenant otherwise, in any manner, possess or allow the possession of any Hazardous Materials on or about the Building; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for the permitted use described in Section 6.1 above may be stored and used on the Building so long as (i) such storage and use is in the ordinary course of Tenant's business permitted under this Lease; (ii) such storage and use is performed in compliance with all Applicable Laws and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity of and information regarding such materials as Landlord may require. "Hazardous Materials" shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable federal, state or local laws. Tenant shall promptly notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Building and shall deliver to Landlord any notice received by Tenant relating thereto.

                  (d) Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Building any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage. Tenant agrees to pay to Landlord any increase in premiums for insurance, if any, maintained by Landlord with respect to the Building, whether, or not Landlord has consented to such use.

                                    ARTICLE 7

                        ALTERATIONS AND MECHANICS' LIENS

         7.1 ALTERATIONS. Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") in or to the Building without Landlord's prior written consent. Tenant shall only utilize contractors approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant's contractors and sub-contractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alterations, Tenant shall deliver to Landlord one set of "as-built" plans and specifications therefor. All Alterations installed in the Building, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Building upon the expiration or earlier termination of the Lease; provided, however, that Landlord shall have the right to require Tenant to remove such alterations at Tenant's sole cost and expense upon the expiration or earlier termination of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations or shall be specified by Landlord after written request from Tenant in the event of any alteration which does not require Landlord's consent as hereinafter described. Nothing in this section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Building or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Building to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Building due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Building for 10 days after Tenant vacates the Building shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Building by Landlord at Tenant's expense.

         Notwithstanding the foregoing, Tenant may perform alterations to the Building without Landlord's prior written consent provided such alterations (or the performance thereof) do not (i) affect the mechanical, electrical HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Building, (iii) involve the use or disturbance of any Hazardous Materials or
(iv) cost more than Twenty-Five Thousand and No/100 Dollars ($25,000.00) in any one instance, and further provided that Tenant gives Landlord prior written notice of such alterations and that such alterations (and the performance thereof) shall otherwise be in compliance with the provisions of this Article 7 (except for the requirement of Landlord's consent).

         7.2 MECHANICS' LIENS. Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Building ; (b) keep the title to the Building and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall promptly notify Landlord of any lien, claim of lien or other action of which Tenant has knowledge and which affects the title to the Building or any part thereof, and shall cause the same to be removed within 15 days (or such additional time as Landlord may consent to in writing) or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant shall fail to remove or bond over same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate.

                                    ARTICLE 8

                                    UTILITIES

         Tenant will pay all costs associated with the provision of all utility services to the Building, including, without limitation, telephone, gas, electricity, water and sewer service. Landlord and Tenant shall arrange for all such utility service billings to commence in the name of Tenant upon delivery of possession of the Building to Tenant, or any portion thereof, and Tenant shall make all payments directly to the applicable utility company. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any utility service to the Building is interrupted for any reason. Notwithstanding the foregoing, in the event any such interruption of utilities caused by the negligent or wilful misconduct of Landlord causes the Building to be untenantable and as a result thereof Tenant in fact ceases to use the Building for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Rent payable by Tenant shall be abated until the earliest to occur of (a) the date such interruption is remedied, (b) the date the Building is again tenantable or
(c) the date Tenant resumes use of the Building.

                                    ARTICLE 9

                             MAINTENANCE AND REPAIR

         9.1 TENANT OBLIGATIONS. Except as hereinafter provided in Section 9.2, Tenant will at its sole expense maintain the entire Building, exterior and interior, in the same condition and repair as was delivered to Tenant. Tenant's maintenance obligation will extend to and include the repair and replacement, if necessary, of all mechanical systems of the Building. Tenant will provide and maintain, at Tenant's sole cost and expense, maintenance contracts on a quarterly basis for all air-conditioning, heating and ventilating systems ("HVAC") serving the Building. Copies of all maintenance and service contracts will be delivered to Landlord upon request by Landlord. Tenant shall contract with a reputable third party inspector to perform an annual roof inspection. Copies of the results of such inspection will be delivered to Landlord upon request by Landlord. Any repairs or replacements made to the Building by Tenant pursuant to this Article 9 will be made in a workmanlike manner with materials at least equal in quality and grade to those originally contained within the Building. Tenant will also contract for its own janitorial and trash removal services and will promptly pay all costs associated with such services. Landlord reserves the right to enter upon the Building during normal business hours (except, however, in the event of an emergency Landlord shall have the right to enter upon the Building outside of normal business hours), upon reasonable notice to Tenant (except in the event of an emergency no such notice shall be required), to inspect same to determine Tenant's compliance with its obligations under this Article 9.

         9.2 LANDLORD OBLIGATIONS. Notwithstanding anything contained in Section
9.1 above to the contrary, Landlord will be obligated to repair and replace the roof and the structural components of the exterior walls and foundation in good condition and order of repair. Notwithstanding the foregoing, however, Tenant will be responsible for the payment of all costs associated with such repair and replacement if the need therefore arises due to the fault or negligence of Tenant or its agents, employees, licensees or invitees. Except as otherwise expressly provided above, Landlord will not be at any time required to make improvements, repairs, replacements or alterations to the Building.

                                   ARTICLE 10

                             INSURANCE AND INDEMNITY

         10.1     REQUIRED INSURANCE.

                  (a) TENANT'S INSURANCE. In consideration of the leasing of the Building at the rent stated herein, Tenant agrees to maintain, at its sole cost and expense, commencing on any occupancy of the Building, or any portion thereof, by Tenant and continuing at all times during the Term hereof, the following insurance:

                           (i) "All Risk" Property Insurance, at least as broad
                  as the Insurance Services Office - Causes of Loss Special Form in an amount adequate to cover 100% of the replacement cost of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings and personal property.

                           (ii) Commercial General liability insurance for the
                  benefit of Landlord, Tenant and any mortgagee against claims for damages to person or property occurring on, in or about the Building and the adjoining sidewalks, gutters, curbs, passageways and other areas adjacent thereto, if any, of at least $1,000,000 per occurrence, and at least $5,000,000 general aggregate, with respect to property damage or such greater limits as may be reasonably required from time to time by a first mortgagee or Landlord, such insurance to included full contractual liability coverage respecting the indemnification obligations of Tenant hereunder. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and any mortgagee as their respective interests may appear.

                           (iii) Worker's compensation insurance covering all
                  persons employed by Tenant in connection with any work done on or about the Building with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Building, complying with the laws of the State of Illinois.

                           (iv) At any time when any portion of the Building is
                  being altered or replaced by or on behalf of Tenant, builder's risk insurance (in completed value nonreporting form) in an amount not less than the actual replacement value of the improvements being performed, exclusive of foundations and excavations.

                  These policies shall name Landlord, its employees, directors, officers, agents, invitees or licensees, shareholders, partners and principals as additional insureds (including, without being limited to, any mortgagee of Landlord) as their interest may appear under this Lease and provide that the insurer will not cancel or change the insurance without first given Landlord 30 days prior written notice. The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located, which is reasonably acceptable to Landlord. A certificate of insurance shall be delivered to Landlord prior to Tenant's occupancy of any portion of the Building and renewal certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage. The insurance which Tenant is required to maintain in force and effect under this Section 10.1(a) shall be primary insurance as respects Landlord (and any other additional insureds designed by Landlord in this Section 10.1) and not excess over or contributory with any other available insurance. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 10.1(a) be considered as limiting Tenant's liability under this Lease.

                  (b) LANDLORD'S INSURANCE. At all times during the term of this Lease, Landlord shall keep in full force and effect "All Risk" Property Insurance, at least as broad as the Insurance Services Office-Causes of Loss Special Form in an amount adequate to cover 100% of the replacement cost of the Building. Such property insurance may include rent loss coverage and such other coverages as may be reasonably determined by Landlord. Such coverage may be provided by Landlord under a blanket policy of insurance covering other properties of Landlord. The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located. A certificate of insurance shall be delivered to Tenant upon the execution and delivery of this Lease and renewal certificates shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage. The insurance which Landlord is required to maintain in force and effect under this Section 10.1(b) shall be primary insurance as respects Tenant and not excess over or contributory with any other available insurance.

         10.2 REIMBURSEMENT OF LANDLORD'S INSURANCE PREMIUMS. Tenant shall pay Landlord, promptly after receipt of invoice for same from Landlord, and in any event prior to the due date thereof, any premiums payable by Landlord in connection with the insurance to be provided by Landlord under Section 10.1(b) above.

         10.3     INDEMNITY AND NON-LIABILITY.

                  (a) Neither Landlord nor Landlord's agents (including, without limitation, the Managing Agent), employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Building, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless due to the negligence or willful misconduct of Landlord or Landlord's agents or employees. To the extent of Tenant's insurance coverage, Landlord, and its agents and employees, shall not be liable for any loss or damage to any person or property even if due to the negligence or wilful misconduct of Landlord, its agents or employees.

                  (b) Neither any (i) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Building or the Building equipment and systems, (ii) failure of Landlord or others to make any such repairs or improvements, (iii) damage to the Building, the Building equipment and systems, or Tenant's property, (iv) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (v) latent defect in the Building or Building equipment and systems, nor (vi) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v) shall impose any liability on Landlord to Tenant, other than, subject to Section 21.10 hereof, such liability as may be imposed upon Landlord by law for Landlord's gross negligence or the gross negligence of Landlord's agents or employees in the operation or maintenance of the Building or Building equipment and systems or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

                  (c) Tenant hereby indemnifies and holds harmless Landlord and Landlord's agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from (i) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (ii) the use or occupancy or manner of use or occupancy of the Building by Tenant or any person claiming under Tenant, or (iii) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, or
         (iv) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Building. Tenant's obligations under this Section 10.3 shall survive the expiration or earlier termination of this Lease.

         10.4 WAIVER OF SUBROGATION. Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Building, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance; provided, however, that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery, and shall be co-extensive therewith.


                                   ARTICLE 11

                               DAMAGE BY CASUALTY

         11.1 NOTICE. Tenant shall give immediate written notice to Landlord of any damage caused to the Building by fire or other casualty.

         11.2      RESTORATION OF IMPROVEMENTS.

                  (a) In the event the Building is damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the Building, but only to the extent of available insurance proceeds or, if Landlord fails to maintain the insurance required to be procured and maintained by Landlord pursuant to Section 10.1(b) above, which should have been available had Landlord procured and maintained such insurance. Tenant shall promptly, at its sole cost and expense, remove such of its equipment and other belongings from the Building as Landlord shall require in order to repair and restore the Building. Until any such repairs to the Building are completed, the Fixed Rent shall be abated in proportion to the part of the Building, if any, that is unusable by Tenant in the conduct of its business. If the fire or other casualty is due to the negligence or misconduct of Tenant, its agents, employees, contractors or invitees, there shall be no abatement of Fixed Rent.

                  (b) If (1) the Building shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty not fully covered by insurance or which, in Landlord's good faith reasonable judgment, cannot be restored to tenantable condition within 180 days after the casualty, or (2) the Building shall be destroyed to the extent of one-quarter or more of its then value or so damaged that, in Landlord's good faith reasonable judgment, substantial alteration, demolition or reconstruction of the Building shall be required, whether or not covered by Landlord's insurance, then in either such event Landlord may elect to proceed to rebuild and repair the Building or to terminate this Lease, effective upon giving notice of such election to Tenant within thirty (30) days after the occurrence of such casualty. In either of such event, if Landlord does not elect to terminate this Lease, Landlord shall notify Tenant within thirty (30) days following such casualty of Landlord's good faith estimate of the time Landlord expects it will take to complete such restoration. Within ten (10) business days following receipt of such notice, Tenant may elect to terminate this Lease or keep this Lease in effect, and in the latter case Landlord shall proceed to rebuild and repair the Building with due diligence. Landlord's obligation to rebuild and repair under this Section 11.2 shall in any event be limited to restoring the Building to substantially the condition in which they existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings and personal property) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration or, if Landlord fails to maintain the insurance required to be procured and maintained by Landlord pursuant to Section 10.1(b) above, which should have been available had Landlord procured and maintained such insurance. Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

                                   ARTICLE 12

                                 EMINENT DOMAIN

         12.1 TAKING OF THE BUILDING. If during the Term all of the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Building (hereinafter called the "Date of Taking"). If so much of the Building (but less than all) is taken as shall render the Building untenantable in Landlord's and Tenant's mutual good faith judgment, Tenant or Landlord shall have the right to terminate this Lease by giving written notice to the other party of termination within 30 days after the Date of Taking.

         12.2     PARTIAL OR TEMPORARY TAKING OF BUILDING.

                  (a) If during the Term, the Building, or any portion thereof, is taken or sold as set out in Section 12.1, then (1) if in the reasonable good faith opinion of Landlord substantial alteration or reconstruction of the Building is necessary as a result thereof, or (2) if one-quarter or more of the value, in Landlord's reasonable good faith judgment, of the Building is included in such taking or sale, then, Landlord shall have the right to terminate this Lease by giving to Tenant at least 30 days' written notice thereof.

                  (b) If during the Term the Building, or any portion thereof, shall be taken as set out in Section 12.1 for a period of less than one
         (1) year, this Lease shall remain in full force and effect subject to
         Section 12.4 hereof. If such a taking shall be for a period of one (1) year or more, then the provisions of Section 12.1 and Section 12.2(a), as the case may be, shall be applicable.

                  (c) If either party exercises its rights of termination under
         Section 12.1 or 12.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.

         12.3 SURRENDER. On the date of any termination under Section 12.1 or 12.2, Tenant shall immediately surrender to Landlord the Building and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination). Landlord may re-enter and take possession of the Building and remove Tenant therefrom.

         12.4 RENT ADJUSTMENT FOR PARTIAL TAKING OF THE BUILDING. If any portion of the Building (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 12.2(b) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking. In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Building.

         12.5 AWARDS. Upon any taking or sale described in this Article 12, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord's award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.


                                   ARTICLE 13

                           RIGHTS RESERVED TO LANDLORD

         Landlord and Landlord's agents shall have the right (but shall not be obligated) to enter the Building in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building. At other reasonable times, and upon reasonable notice, Landlord may enter the Building (1) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Building, (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, or (3) for the purposes of showing the same to prospective purchasers, mortgagees or tenants of the Building or, parties thereof. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods. During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Building. In the event of an emergency, if Tenant is not present to open and permit an entry into the Building, Landlord or Landlord's agents may enter the same whenever such entry may be necessary by master key or otherwise, provided reasonable care is exercised to safeguard Tenant's property.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

         14.1     CONSENT REQUIRED.

                  (a) Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise: (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, or (ii) sublet all or any part of the Building, or allow any other person to occupy all or any part thereof (a "Transfer"), without the prior written consent of Landlord in each instance, which consent shall not, as more fully provided hereafter, be unreasonably withheld, conditioned or delayed, and any attempt to do any of such acts without such consent shall be null and void and of no effect. A transfer of control of Tenant, including, without being limited to, a transfer of stock or the sale of all or substantially all of the assets of Tenant, shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior consent. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

                  (b) If this Lease be assigned, or if the Building or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

                  (c) Notwithstanding any assignment, mortgage, pledge, encumbrance, transfer or sublease of this Lease, Tenant shall remain fully liable for the performance of all of the terms, covenants, obligations and conditions of this Lease and shall not be released therefrom.

         14.2 STANDARDS FOR CONSENT. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30) days after receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of
Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) Tenant is in default under this Lease; or (iv) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building. The foregoing, however, is not intended to be an exhaustive list of reasonable reasons for Landlord to withhold such consent. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer, unless, however a finding is made by the court rendering the judgement that Landlord acted in malicious bad faith in withholding its consent to the proposed Transfer, in which case Tenant shall be entitled to damages suffered by Tenant as a result thereof.

                                   ARTICLE 15

                                     DEFAULT

         15.1 DEFAULT. The occurrence of any of the following shall constitute a default (a "DEFAULT") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within ten (10) business days after notice (give in accordance with Article 20 below) from Landlord (which notice may be in the form of a Landlord statutory notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty
(30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, provided, however, that if such failure to perform cannot by its nature be cured within said thirty (30) day period using due diligence, then said thirty (30) day period shall be extended for a reasonable period of time to complete such cure so long as Tenant commences such cure within the initial thirty (30) days and thereafter diligently proceeds to complete such cure; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons the Building without notice to Landlord; or
(v) any voluntary or involuntary proceedings are filed by or against Tenant as debtor under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

         15.2 RIGHT OF RE-ENTRY. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Building. Upon any such termination, Tenant shall immediately surrender and vacate the Building and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Building and to expel Tenant and any others who may be occupying the Building and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

         15.3 TERMINATION OF RIGHT TO POSSESSION. If Landlord terminates Tenant's right to possession of the Building without terminating this Lease, Landlord may relet the Building or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Building on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Building including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Building. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Building which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

         15.4 TERMINATION OF LEASE. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's reasonable estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Building, exceeds Landlord's estimate of the fair rental value of the Building for the same period (after deducting from such fair rental value the time needed to relet the Building and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

         15.5 OTHER REMEDIES. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

         15.6 BANKRUPTCY. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

         15.7 WAIVER OF TRIAL BY JURY. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

         15.8 VENUE. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in DuPage County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts.

                                   ARTICLE 16

                                    SURRENDER

         16.1 POSSESSION. Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Building in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted. Upon such surrender, all right, title and interest of Tenant in the Building shall cease.

         16.2 MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Building or any part thereof.

                                   ARTICLE 17

                                  HOLDING OVER

         17.1 HOLDING OVER. If Tenant retains possession of the Building or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to one and one-half times the amount, including Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession. In addition thereto, Tenant shall be liable for and shall pay to Landlord, all damages, consequential as well as direct, sustained by reason of Tenant's holding over.

                                   ARTICLE 18

                 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

         18.1 ESTOPPEL CERTIFICATE. Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance satisfactory to Landlord, an estoppel certificate certifying: the date Tenant accepted occupancy of the Building; the date to which Rent has been paid; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); and such other matters as Landlord may reasonably request. Tenant's failure to deliver such certificate within ten (10) days after receipt of the demand therefor shall be a default hereunder.

         18.2 SUBORDINATION. This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the Building and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. The provisions of this section shall be automatic and shall not require any further action. In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this lease to such lease, mortgage or deed of trust.

         18.3 ATTORNMENT. Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the Building, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

         18.4 MORTGAGES. Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may now or hereafter affect the Building, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession or foreclosure action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Building forms a part any instrument which may be necessary or appropriate to evidence such attornment. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Building in the event any proceeding is brought by the mortgagee under any such mortgage to terminate the same.

         18.5 NON-DISTURBANCE AGREEMENT. Landlord agrees to make commercially reasonable efforts to obtain from any superior ground lessor or mortgagee, if any, a non-disturbance agreement for Tenant's protection on such terms and conditions as are mutually agreed upon by Landlord, Tenant and such ground lessor or holder of a mortgage.


                                   ARTICLE 19

                                 QUIET ENJOYMENT

         19.1 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Building, free of all claims from Landlord. Landlord represents and warrants to Tenant that Landlord is the holder of fee title to the Building.

                                   ARTICLE 20

                                     NOTICES

         20.1 NOTICES. Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered
(a) upon receipt when sent by recognized overnight courier or (b) three (3) business days after deposit in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article l, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.


                                   ARTICLE 21

                            MISCELLANEOUS PROVISIONS

         21.1 TIME. Time is and shall be of the essence of this Lease and all its provisions.

         21.2 APPLICABLE LAW AND CONSTRUCTION.

                  (a) This Lease shall be governed by and construed under the laws of the State in which the Building is located.

                  (b) The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         21.3 PARTIES BOUND. It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant's interest herein.

         21.4 NO REPRESENTATIONS BY LANDLORD. Except as may otherwise be provided elsewhere in this Lease, neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, permissible uses of Building, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Building except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and is thoroughly acquainted with their condition, and agrees to accept the same "as is" subject to completion of Landlord's Work; provided, however, that the foregoing is not intended to and shall not be construed as a waiver by Tenant of any obligations of the general contractor, subcontractors or design professionals with respect to Landlord's Work. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Building or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

         21.5 BROKERS. Each of Landlord and Tenant warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the broker(s) identified in
Article 1, the commission due said broker(s) so identified being the sole responsibility of Landlord. Each of Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease on account of the acts of the indemnifying party.

         21.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

         21.7 FORCE MAJEURE. In the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord or Tenant, and the case may be, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay, provided, however, that the payment of Rent or any portion thereof by Tenant shall not be subject to such delays or extension.

         21.8 DEFINITION OF LANDLORD. As used in this Lease, the term "Landlord" shall mean only the owner, or the mortgagee in possession, for the time being, of the Building or the owner of a lease of the Building so that in the event of any sale of the Building or in the event of a lease of the Building said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to performed and observe any and all covenants and obligations of Landlord hereunder.

         21.9 NO OPTION. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Building, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

         21.10 EXCULPATORY CLAUSE. All separate and personal liability of Landlord or any trustee, director, officer, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord's estate in the Building for the payment of any claim against Landlord. Tenant acknowledges that after the Commencement Date, Landlord intends on assigning this Lease to Metropolitan Life Insurance Company, or affiliated entity, and that the foregoing limitation of liability be applicable to such successor Landlord.

         21.11 NO RECORDING. Tenant shall not record this Lease, or any portion or any reference hereto. In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord's option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

         21.12 ERISA. Tenant hereby represents and warrants to Landlord that (i) Tenant is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of the Metropolitan Life Insurance Company, and (ii) no portion of or interest in the Lease will be treated as a "plan asset" within the meaning of Regulation 29 CFR
Section 2510.3-101 issued by the Department of Labor.

         21.13 CONSEQUENTIAL DAMAGES. Landlord and Tenant, respectively, each waive, to full extent permitted by law, any claim of consequential damages against the other party in connection with any default by the other party under the terms and conditions of this Lease.

                                   ARTICLE 22

                                OPTION TO EXTEND

         22.1 OPTION TO EXTEND. Provided that Tenant is not in default hereunder on the date of the Notice to Extend (as hereinafter defined) or on the Expiration Date and on each such date shall be in occupancy of the entire Building, Tenant shall have the right to extend the Term for the Extension Term(s) described in Article 1 hereof, upon the same terms and conditions as are herein provided, except that (a) Fixed Rent during the Extension Term(s) shall be at the annual Fair Market Rent (as hereinafter defined) for the Building for the Extension Term, (b) Tenant shall have no option to extend this Lease beyond the expiration of the final Extension Term, and (c) the Building shall be delivered in their existing condition (on an "as is" basis") at the time such Extension Term commences. Such right shall be exercised by Tenant by giving written notice (the "NOTICE TO EXTEND") to Landlord at least nine (9) months prior to the Expiration Date of the applicable Term or Extend Term(s). Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Lease. The extension options set forth in this Article 22 are personal to United Stationers Supply Co. and shall not inure to the benefit of any third party.

         22.2 FAIR MARKET RENT. For the purposes of this Article, "FAIR MARKET RENT" shall mean the Fixed Rent, on a so-called "net" basis, that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for the Building as of the pertinent date taking into account all terms and conditions for an extension, including, INTER ALIA, tenant improvements and other concessions then being offered in the market. Fair Market Rent shall be determined by Landlord in a notice ("FAIR MARKET RENT NOTICE") delivered to Tenant not later than six (6) months prior to the commencement of each Extension Term.

         22.3 DISPUTE OF FAIR MARKET RENT. In the event Tenant shall elect to dispute Landlord's determination of the Fair Market Rent, Tenant shall be required to notify Landlord of such dispute in writing (the "DISPUTE NOTICE") within thirty (30) days after delivery to Tenant of the Fair Market Rent Notice. Failure by Tenant to so notify Landlord of Tenant's dispute of the amount thereof shall be deemed to constitute Tenant's acceptance thereof. If Tenant shall timely notify Landlord of Tenant's dispute, and if Landlord and Tenant are not able, within thirty (30) days after such notice, to agree upon the fair market rent, then the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth. If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the applicable Extend Term, Tenant shall nevertheless pay all Fixed Rent and Additional Rent to Landlord with respect thereto from and after the commencement of the applicable Extension Term, which shall include Fixed Rent at the Rate payable for the period immediately prior to the Extension Term. If the applicable Fair Market Rent as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Tenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.

         22.4 ARBITRATION OF FAIR MARKET RENT. In the event that arbitration of the Fair Market Rent shall be required pursuant to this Article, then the following procedures shall apply:

                  (a) If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Article, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within thirty (30) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter; provided, however, that:

                           (i) If the second arbitrator shall not have been
                  appointed within the thirty (30) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty
                  (30) days after the expiration of said thirty (30) day period; and

                           (ii) If the two arbitrators are appointed by the
                  parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the nearest office of the American Arbitration Association or any organization which is the successor thereof (the "AAA"), or in its absence, refusal, failure or inability to act, may apply to a trial court of the state in which the Building is located having jurisdiction over the Building (the "COURT"), for the appointment of such arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment.

                  All such arbitrators shall be competent real estate professionals experienced in and knowledgeable of the North DuPage County, Illinois, industrial real estate market.

                  (b) The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

                           (i) To the extent that any statute of the state in
                  which the Building is located imposes requirements different than those of the AAA in order for the decision of the arbitrator or arbitrators to be enforceable in the courts of such state, such requirements shall be complied with in the arbitration;

                           (ii) Each arbitrator shall be disinterested and shall
                  not be affiliated with Landlord or Tenant; and

                           (iii) The arbitrators, if more than one, shall render
                  their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator.

                  (c) Such decision and award or the decision and award of the single arbitrator as provided in this Article, shall be binding and conclusive on the parties, shall constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                  (d) Each party shall pay the fees and expenses of one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the ___ day of ___________, 1998.


                                     LANDLORD:

                                     CORUM CAROL STREAM
                                     ASSOCIATES, LLC


                                     By: /s/ [ILLEGIBLE]
                                         ---------------------
                                         Name: [ILLEGIBLE]
                                         Title: Manager


                                     TENANT:

                                     UNITED STATIONERS
                                     SUPPLY CO.


                                     By: /s/ Daniel H. Bushell
                                         ---------------------
                                         Name: Daniel H. Bushell
                                         Title: Executive Vice President & CFO

                                    EXHIBIT A

                                LEGAL DESCRIPTION


THAT PART OF LOTS 36 THROUGH 51 IN BLOCK 4 DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 1 IN 1ST RESUBDIVISION OF BLOCK 4 IN CAROL POINT BUSINESS CENTER; THENCE SOUTH 00 DEGREES 07 MINUTES 53 SECONDS WEST, ALONG THE WEST LINE OF BLOCK 4, AFORESAID, 795.28 EAST TO THE POINT OF BEGINNING, THENCE NORTH 89 DEGREES 52 MINUTES 07 SECONDS EAST, 887.06 FEET TO A POINT ON THE WEST LINE OF KIMBERLY DRIVE; THENCE SOUTH 00 DEGREES 09 MINUTES 36 SECONDS EAST, ALONG SAID WEST LINE, 727.20 FEET TO THE NORTHEAST CORNER OF LOT 52 IN SAID BLOCK 4; THENCE SOUTH 87 DEGREES 33 MINUTES 34 SECONDS WEST, ALONG THE NORTH LINE OF SAID LOT 52 (ALSO BEING A POINT ON THE WEST LINE OF SAID BLOCK 4); THENCE NORTH 00 DEGREES 07 MINUTES 53 SECONDS WEST, ALONG SAID WEST LINE, 762.98 FEET, TO THE POINT OF BEGINNING, IN CAROL POINT BUSINESS CENTER. 1ST RESUBDIVISION OF BLOCK 4, BEING A RESUBDIVISION
OF PART OF THE NORTHEAST 1/4 OF SECTION 29, TOWNSHIP 40 NORTH, RANGE 10, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED MARCH 31, 1995 AS DOCUMENT P95-037733, IN DU PAGE COUNTY, ILLINOIS.

PERMANENT INDEX NUMBER: 02-29-202-029, AFFECTS PART OF LOT 36
PERMANENT INDEX NUMBER: 02-29-202-030, AFFECTS PART OF LOT 37
PERMANENT INDEX NUMBER: 02-29-202-014, AFFECTS LOT 38
PERMANENT INDEX NUMBER: 02-29-202-015, AFFECTS LOT 39
PERMANENT INDEX NUMBER: 02-29-202-016, AFFECTS LOT 40
PERMANENT INDEX NUMBER: 02-29-202-017, AFFECTS LOT 41
PERMANENT INDEX NUMBER: 02-29-202-018, AFFECTS LOT 42
PERMANENT INDEX NUMBER: 02-29-202-019, AFFECTS LOT 43
PERMANENT INDEX NUMBER: 02-29-202-020, AFFECTS LOT 44
PERMANENT INDEX NUMBER: 02-29-202-021, AFFECTS LOT 45
PERMANENT INDEX NUMBER: 02-29-202-022, AFFECTS LOT 46
PERMANENT INDEX NUMBER: 02-29-202-023, AFFECTS LOT 47
PERMANENT INDEX NUMBER: 02-29-202-024, AFFECTS LOT 48
PERMANENT INDEX NUMBER: 02-29-202-025, AFFECTS LOT 49
PERMANENT INDEX NUMBER: 02-29-202-026, AFFECTS LOT 50
PERMANENT INDEX NUMBER: 02-29-202-027, AFFECTS LOT 51

                                    EXHIBIT B

                         DEPICTION OF BULK STORAGE SPACE



                               [GRAPHIC OMITTED]

                                    EXHIBIT C

                                 LANDLORD'S WORK


TRUCK LOADING:

(One) 12' x 14' drive-in exterior steel sectional, motor operated overhead door, insulated with backup panels and weather stripping, high lift hardware.

(42) 9' x 10' manual steel sectional overhead doors, insulated with backup panels and weather stripping, vertical lift hardware.

60 ft. concrete dock staging apron.

42 manual dock levels, 6' x 8' 30,000 lb. Capacity, with bumpers.

42 dock seals at 9' x 10' exterior overhead dock doors.

5" diameter concrete-filled pipe bollard to be installed in order to protect jambs at each overhead door.

Dock lights at each loading dock.

WAREHOUSE:

One 1,000 sq. ft. receiving dock office at the southwest corner of the property. (Included in 16,500 sq. ft. allowance)

(1) 1,500 sq. ft. shipping office at the northeast corner of the facility. (Included in 16,500 sq. ft. allowance)

Male and female remote bathrooms and small break room to accommodate ten people.

POWER:

2,000 amps/277/480 volt, 3-phase electrical service

200 amp, 480 volt, 3-phase distribution panel for battery charging area with
(24) 30 amp disconnect switches.

400 amp, 480 volt, 3-phase distribution panel for conveyor system.

200 amp, 120 volt, 1-phase distribution panel for convenience outlets on mezzanine.

60 amp, 480 volt, 3-phase disconnect for trash compactor.

60, amp, 480 volt, 3-phase disconnect for corrugated compactor.

EXTERIOR LIGHTING:

Site lighting will include building wall-mounted 400 watt high pressure sodium cutoff luminaries and prefinished metal light poles on concrete base in the parking lot as required by code.

WAREHOUSE LIGHTING:

Lighting levels specified will require 1000 watt metal halide fixtures providing 30 ft. candles outside the rack area and 20 ft. candles in the aisle ways of the rack area measured 36" above the floor.

The final lighting grid within the warehouse will be designated to match the proposed aisles.

FIRE PROTECTION:

ESFR system throughout the building and mezzanine sprinklers for tenant installed 37,500 sq. ft. mezzanine. As more fully provided under Section 5.3 of the Lease, a $60,000 allowance has been provided for installation of mezzanine lighting and mezzanine electrical requirements.

WAREHOUSE HEAT:

Design criteria shall meet 65 degrees Fahrenhelt inside at -10 degrees outside utilizing positive pressure heating units.

WAREHOUSE VENTILATION:

Three air changes per hour included.

FF RATING:

FF 35 with a 6" reinforced concrete floor.

WAREHOUSE FLOOR SEALANT:

Ashford formula

BATTERY CHARGING AREA:

Eyewash station, drain and hose bib 250' linear feet from sanitary line.

OFFICE AREAS

Approximately 16,500 square feet as more fully described on the plans and specifications identified on Attachment 1 to then Exhibit C. As more fully provided under Section 5.3 of the Lease, a $577,500 allowance has been provided for completion of the office areas. Said allowance does not include erecting the demising wall between the office areas and the warehouse areas of the Building, which demising wall shall be erected by Landlord at Landlord's expense.

SIGNAGE

Corporate identification space as more fully described on the plans and specifications identified on Attachment 1 to them Exhibit C. As more fully provided under Section 5.3 of the Lease, a $15,000 allowance has been provided for such signage.

                            ATTACHMENT 1 TO EXHIBIT C

                            PLANS AND SPECIFICATIONS



Harris Architects, Inc. Plans for United Stationers Supply Company at Carol Point Business Center - Carol Stream, Illinois.

1. Site Plan - Page 1 issued for tenant sign off on 9/30/98.
       100,000 s.f. site plan approved and signed by Georgia Kiaupa 10/2/98.

2. Floor Plan - Page 2 issued for tenant sign off on 9/30/98.
       100,000 s.f. floor plan approved and signed by George Kiaupa 10/2/98. With notation of:

              - Eye wash and hose bib location
              - Restroom location
              - 8 and 2 new dock doors, levelers and seals to match existing

3. Schedule Details and Plumbing - Page 3 issued for tenant sign off on 9/30/98.
       Approved and signed by George Kiaupa 10/2/98 with changes as noted.

4. Specifications - Page 4 issued for tenant sign off on 9/30/98.
       Approved and signed by George Kiaupa 10/2/98.

5. Plan E1 dated 9/21/98 100,000 s.f.-approved and signed by George Kiaupa
   10/2/98

6. Plan E2 dated 9/21/98 100,000 s.f.-approved and signed by George Kiaupa
   10/2/98

7. Harris office plans to be described and signed.



Prairie Mechanical, Inc. Plans for United Stationers Supply Company at Carol Point Business Center - Carol Stream, Illinois

8.  Plan M-1 dated 9/18/98 approved by George Kiaupa 10/2/98
9.  Plan M-2 dated 9/18/98 approved by George Kiaupa 10/2/98
10. Plan M-3 dated 9/18/98 approved by George Kiaupa 10/2/98
11. Plan M-4 dated 9/18/98 approved by George Kiaupa 10/2/98
12. Plan M-5 dated 9/18/98 approved by George Kiaupa 10/2/98
13.





                                 Attachment 1-1